UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 29, 2013

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Commission File Number 333-168530

On The Move Systems Corp.

(Exact name of small business issuer as specified in its charter)

Florida	27-2343603
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3001 North Rocky Point Drive East, Suite 200 Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 367-3511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:	DEPARTURE OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICER; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 29, 2013, our Board of Directors appointed Robert Wilson to serve as CEO, President and a member of the Board of Directors. Mr. Wilson has served as a top executive and board member for multiple energy, technology and investment banking companies, providing him with leadership expertise across a variety of industries. He will spearhead the Company’s efforts to deliver private air, ground and intermodal transportation options to businesses and consumers using an advanced, proprietary computer registration system. From 2002 until the present, he has been a partner with Forte Group, LLC, a management consulting, merger and acquisition firm. He is a Certified Public Accountant, and holds a bachelor’s degree from Houston Baptist University in Accounting and Management.

Mr. Wilson will be compensated $120,000 per year for his services. He is not covered under an employment agreement and does not own any shares of our stock.

Additionally, on August 29, 2013 Mr. Patrick Brown resigned as our CEO, President and Director in order to pursue other interests. Mr. Brown’s resignation was not the result of a disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 6, 2013	On The Move Systems Corporation

By: /s/ Robert Wilson
Robert Wilson
Chief Executive Officer
Principal Financial Officer